As filed with the Securities and Exchange Commission on October 21, 2011.

Registration No. 333-[________]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-8

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________

PIZZA INN HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Missouri	45-3189287
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Pizza Inn, Inc. 2005 Stock Option Award Plan
Pizza Inn, Inc. 2005 Nonemployee Directors Stock Option Award Plan
 (Full title of the plan)

CHARLES R. MORRISON President & Chief Executive Officer Pizza Inn Holdings, Inc. 3551 Plano Parkway The Colony, Texas 75056 (469) 384-5000	Copy to: STEVEN D. DAVIDSON McGuire, Craddock & Strother, P.C. 2501 N. Harwood, Suite 1800 Dallas, Texas 75201 (214) 954-6800
(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	1,500,000 shares	$3.41	$5,115,000	$587

(1)
Pursuant to Rule 416, this registration statement shall be deemed to cover any additional securities offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)
Pursuant to Rule 457, estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price of the Common Stock on the Nasdaq Capital Market on October 14, 2011.

EXPLANATORY NOTE

Pizza Inn Holdings, Inc. (the “Company”) is the successor registrant to Pizza Inn, Inc. (“Pizza Inn”) and has assumed sponsorship of all equity compensation plans of Pizza Inn.  This registration statement relates to up to 1,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company which may be issued under the Pizza Inn, Inc. 2005 Stock Option Award Plan (the "2005 Employee Plan") and up to 500,000 shares of the Common Stock which may be issued under the Pizza Inn, Inc. 2005 Nonemployee Directors Stock Option Award Plan (the “2005 Director Plan”).  Copies of the 2005 Employee Plan and 2005 Director Plan were included as exhibits to Pizza Inn’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      Plan Information.

The information required by this Item 1 is included in documents to be sent or given to participants in the 2005 Employee Plan and 2005 Director Plan in accordance with Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 428 and the instructions to Form S-8, such documents are omitted from this registration statement.

Item 2.      Registrant Information and Employee Plan Annual Information.

The written statement required by this Item 2 is included in documents to be sent or given to participants in the 2005 Employee Plan and 2005 Director Plan in accordance with Rule 428 promulgated under the Securities Act. Pursuant to Rule 428 and the instructions to Form S-8, such written statement is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission are hereby incorporated by reference into this registration statement:

(a)	Annual Report on Form 10-K for the fiscal year ended June 26, 2011, filed with the SEC on September 14, 2011;

(b)	Current Reports on Form 8-K filed with the SEC on September 1, 14, 19, 23 and 30, 2011; and

(c)
Description of the common stock contained in Pizza Inn’s Registration Statement on Form S-1 (File No. 33-387291), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.      Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

Section 351.355(1) of MGBCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 351.355(2) of MGBCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

Section 351.355(3) of MGBCL provides that, except as otherwise provided in the corporation’s articles of incorporation or bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding referred to in subsection (1) or (2) of Section 351.355 of MGBCL, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with such action, suit or proceeding.

Section 351.355(5) of MGBCL provides that expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

Section 351.355(7) of the MGBCL provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2) of Section 351.355 of the MGBCL, provided such additional indemnification is either (i) authorized, directed or provided for in the corporation’s articles of incorporation or an amendment thereof, or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no person shall thereby be indemnified against conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Article XI of the Articles of Incorporation of Holdings and Article XI of the Bylaws of Holdings require that Holdings indemnify the persons specified in subsection (1) or (2) of Section 351.355 of MGBCL to the full extent permitted thereby.  Article XI of the Articles of Incorporation of Holdings also permits the registrant to enter into agreements with any of its directors or officers, or any person serving at the request of Holdings as a director or officer of another corporation, providing such indemnification as deemed appropriate to the extent permitted by law.

Item 7.      Exemption From Registration Claimed.

Not Applicable

Item 8.      Exhibits.

The following exhibits are filed as part of the Registration Statements:

4.1	Articles of Incorporation of Pizza Inn Holdings, Inc. [incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on September 23, 2011].

4.2	Bylaws of Pizza Inn Holdings, Inc. [incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the SEC on September 23, 2011].

5.1	Opinion of McGuire, Craddock & Strother, P.C. regarding legality of the securities being registered.

23.1	Consent of McGuire, Craddock & Strother, P.C. [contained in Exhibit 5.1].

23.2	Consent of Montgomery Coscia Greilich LLP.

24.1	Power of Attorney [contained on the signature page hereto].

Item 9.      Undertakings.

(a)           The Company hereby undertakes:

(1)           To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 21, 2011.

PIZZA INN HOLDINGS, INC.

By:	/s/ Charles R. Morrison
Charles R. Morrison, President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT that each person whose signature appears below hereby constitutes and appoints Charles R. Morrison, Nancy A. Ellefson and Madison A. Jobe, and each of them individually, as his true and lawful agents and attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign and file any and all amendments to this Registration Statement, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said agents and attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: October 21, 2011	/s/ Charles R. Morrison
Charles R. Morrison, President and Chief Executive Officer
(Principal Executive Officer)

Date: October 21, 2011	/s/ Nancy A. Ellefson
Nancy A. Ellefson, Vice President of Finance and Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: October 21, 2011	/s/ Mark E. Schwarz
Mark E. Schwarz, Chairman and Director

Date: October 21, 2011	/s/ Clinton J. Coleman
Clinton J. Coleman, Director

Date: October 21, 2011	/s/ William C. Hammett, Jr.
William C. Hammett, Jr., Director

Date: October 21, 2011	/s/ Steven M. Johnson
Steven M. Johnson, Director

Date: October 21, 2011	/s/ Robert B. Page
Robert B. Page, Director

Date: October 21, 2011	/s/ Ramon D. Phillips
Ramon D. Phillips, Director

Date: October 21, 2011	/s/ James K. Zielke
James K. Zielke, Director

EXHIBITS INDEX

Exhibit No.                      Description of Exhibit

4.1	Articles of Incorporation of Pizza Inn Holdings, Inc. [incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on September 23, 2011].

4.2	Bylaws of Pizza Inn Holdings, Inc. [incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the SEC on September 23, 2011].

5.1	Opinion of McGuire, Craddock & Strother, P.C. regarding legality of the securities being registered.

23.1	Consent of McGuire, Craddock & Strother, P.C. [contained in Exhibit 5.1].

23.2	Consent of Montgomery Coscia Greilich LLP.

24.1	Power of Attorney [contained on the signature page hereto].